Exhibit 3.1

                              ARTICLES OF AMENDMENT
                                       OF
                           GULFWEST OIL & GAS COMPANY

         GulfWest Oil & Gas Company (the "Company"), pursuant to the provisions of Article 4.03(c) and 4.04 of the Texas Business Corporation Act (the "TBCA"), hereby adopts these Articles of Amendment (this "Amendment") which amend the Statement of Resolution Establishing and Designating the Series A Cumulative Exchangeable Preferred Stock, filed with the Secretary of State of the State of Texas on April 26, 2004 (the "Statement of Resolution"), and as further amended by this Amendment as hereinafter set forth and which contains no other change in any provision thereof:

     1. Each such amendment made by this Amendment has been effected in conformity with the provisions of the TBCA, and each such amendment made was duly adopted by the requisite vote of the holders of the Series A Cumulative Exchangeable Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), on February 28, 2005. The amendment has been approved in the manner required by the TBCA and the constituent documents of the Company.

     2. The Statement of Resolution and all amendments and supplements thereto are hereby amended by the following amendments which amend the text thereof as set forth below. The Statement of Resolution is amended by this Amendment to make certain changes as noted below, as follows (all Section references are to the Statement of Resolution):

          A. This Amendment alters Section 8 to provide that the Series A Preferred Stock may be exchanged for different securities, and Section 8 is amended to read as follows:

         8. EXCHANGE FOR PREFERRED STOCK. The Company shall cause its Parent to agree to exchange the Series A Preferred Stock for either (i) its Series H Preferred Stock, par value $0.01 (the "EXCHANGE PREFERRED STOCK") or (ii) Class A Common Stock, par value $0.001 ("EXCHANGE COMMON STOCK" and together with the Exchange Preferred Stock, the "EXCHANGE SECURITIES"), under the terms and conditions contained in an exchange agreement (the "EXCHANGE AGREEMENT") between the Company and Parent attached as EXHIBIT A, at any time by the holder by providing written notice (the "EXCHANGE NOTICE") to the Company of the holder's election to exchange any or all of the shares of the Series A Preferred Stock for Exchange Securities as follows; provided that (i) if such Exchange Notice is accompanied by an executed Omnibus and Release Agreement substantially in the form of EXHIBIT B (the "OMNIBUS AND RELEASE AGREEMENT"), such holder's Series A Preferred Stock will be exchanged for Exchange Preferred Stock, (ii) if such Exchange Notice is not accompanied by an executed Omnibus and Exchange Agreement, such holder's Series A Preferred Stock shall be exchanged for Exchange Common Stock and, (iii) if a holder has not provided an Exchange Notice by March 15, 2005, such holder will be deemed to have given an Exchange Notice hereunder and such holder's shares of Series A Preferred Stock shall be automatically exchanged for Exchange Common Stock as contemplated hereby effective March 15, 2005. The Exchange Securities to be issued upon exchange shall be issued by the Parent once the holder of the Series A Preferred Stock to be exchanged tenders the certificates evidencing such shares of Series A Preferred Stock to the Company for cancellation and executes the required agreement. Prior to receipt of such documentation, certificates of Series A Preferred Stock shall represent solely the right to receive Exchange Securities upon satisfaction of the conditions.

         8.1 EXCHANGE PRICE. Each share of Series A Preferred Stock subject to exchange into Exchange Common Stock in accordance with this Section 8 shall be exchangeable into the number of shares of Exchange Common Stock that results from dividing the liquidation value for Series A Preferred Stock (including the stated liquidation preference and accrued but unpaid dividends) by the exchange price for Series A Preferred Stock that is in effect at the time of exchange (the "COMMON EXCHANGE PRICE"). The initial Common Exchange Price for the Series A Preferred Stock shall be $.35 per share. The Common Exchange Price of the Series A Preferred Stock shall be subject to adjustment from time to time as provided below. Each share of Series A Preferred Stock subject to exchange into Exchange Preferred Stock in accordance with this Section 8 shall be exchangeable into one share of Exchange Preferred Stock.

         8.2 ADJUSTMENT FOR EXCHANGE COMMON STOCK UPON EXCHANGE COMMON STOCK EVENT. Upon the happening of an Exchange Common Stock Event (as hereinafter defined), the Common Exchange Price of the Series A Preferred Stock shall, simultaneously with the happening of such Exchange Common Stock Event, be adjusted by multiplying the Common Exchange Price of Series A Preferred Stock in effect immediately prior to such Exchange Common Stock Event by a fraction, (a) the numerator of which shall be the number of shares of Exchange Common Stock issued and outstanding immediately prior to such Exchange Common Stock Event, and
         (b) the denominator of which shall be the number of shares of Exchange Common Stock issued and outstanding immediately after such Exchange Common Stock Event, and the product so obtained shall thereafter be the Common Exchange Price for Series A Preferred Stock. The Common Exchange Price for Series A Preferred Stock shall be adjusted in the same manner upon the happening of each subsequent Exchange Common Stock Event. As used herein, the term "EXCHANGE COMMON STOCK EVENT" means (i) the issue by the Parent of additional shares of Exchange Common Stock as a dividend or other distribution on its outstanding Exchange Common Stock, (ii) a subdivision of the outstanding shares of Exchange Common Stock into a greater number of shares of Exchange Common Stock or (iii) a combination of the outstanding shares of Exchange Common Stock into a smaller number of shares of Exchange Common Stock.

         8.3 ADJUSTMENT FOR OTHER DIVIDENDS AND DISTRIBUTIONS. Subject to the Subordination in Section 1 hereof, if at any time or from time to time after the Original Issue Date but before March 15, 2005, the Parent pays a dividend or makes any other distribution to the holders of Exchange Common Stock payable in its securities other than shares of Exchange Common Stock, then in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon exchange thereof, in addition to the number of shares of Exchange Common Stock receivable upon exchange thereof, the amount of securities of the Company that they would have received had their Series A Preferred Stock been exchanged into Exchange Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the exchange date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 8 with respect to the rights of the holders of the Series A Preferred Stock or with respect to such other securities by their terms.

         8.4 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date but before March 15, 2005, the Exchange Common Stock issuable upon the exchange of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reorganization, merger, consolidation or otherwise (other than by an Exchange Common Stock Event or a stock dividend provided for elsewhere in this Section 8), then in any such event each holder of Series A Preferred Stock shall have the right thereafter to exchange such Series A Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, reorganization, merger, consolidation or other change by holders of the number of shares of Exchange Common Stock into which such shares of Series A Preferred Stock could have been exchanged immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

         8.5 CERTIFICATE OF ADJUSTMENT. In case of an adjustment or readjustment of the Common Exchange Price for Series A Preferred Stock, the Company, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder's address as shown in the Company's books.

         8.6 DILUTION OR IMPAIRMENTS. Subject to the Subordination in Section 1 hereof, the Company and the Parent will not, by amendment of the certificate or articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms hereunder, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate hereunder. Without limiting the generality of the foregoing, the Parent:

                    (a) shall at all times  reserve and keep  available,  solely for issuance and delivery upon the exchange of the Series A Preferred Stock, all shares of the Exchange Common Stock from time to time issuable upon such exchange; and

                    (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassesable shares of Exchange Common Stock upon the exchange of the Series A Preferred Stock from time to time outstanding.

         8.7 FRACTIONAL SHARES. No fractional shares of Exchange Common Stock or Exchange Preferred Stock shall be issued upon any exchange of Series A Preferred Stock. Any resulting fractional shares shall be rounded up to the next whole share.

          B. This Amendment adds Exhibit A and Exhibit B as referenced above to the Statement of Designation to read as follows:

                                    EXHIBIT A
                               EXCHANGE AGREEMENT

         This Exchange Agreement (this "AGREEMENT") is dated as of the ___ day of February, 2005, and is between GulfWest Energy Inc., a Texas corporation (the "PARENT") and GulfWest Oil & Gas Company, a Texas corporation (the "COMPANY").

                                    RECITALS

         WHEREAS, the Company has 7,950 outstanding shares of its Series A Cumulative Exchangeable Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"); and

         WHEREAS, the Company and the holders of the Preferred Stock have amended its terms to provide that shares of the Preferred Stock are convertible into shares of Series H Convertible Preferred Stock, par value $0.01 per share, of Parent (the "SERIES H PREFERRED STOCK"); and

         WHEREAS, Parent desires that shares of the Preferred Stock be converted into shares of the Series H Preferred Stock; and

         WHEREAS, as a condition to issuing the Series H Preferred Stock, the holders of preferred stock would be required to execute an Omnibus and Release Agreement (the "OMNIBUS AGREEMENT"), attached as an exhibit to the amended Statement of Resolution governing the Preferred Stock; and

         WHEREAS, to the extent a holder of Preferred Stock did not execute an Omnibus Agreement, such holder's shares of Preferred Stock would be exchanged for Class A Common Stock of the Company ("COMMON STOCK"); and

         WHEREAS, the Parent, the Company and the holders of the Preferred Stock have previously entered into that certain Letter Agreement dated April 22, 2004 (the "LETTER AGREEMENT"), providing for, among other things, the exchange of the Preferred Stock for Common Stock.

         NOW, THEREFORE, in consideration of the representations, covenants and agreement contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. EXCHANGE.  The Parent hereby agrees to exchange the Preferred  Stock for
(i) Series H  Preferred  Stock  pursuant  to the terms set forth  herein or (ii)
Common Stock pursuant to the terms set forth in the Letter Agreement, as applicable, and in each case in accordance with the terms of the Statement of Resolution of the Preferred Stock, as amended pursuant to the amendment attached as EXHIBIT A (as so amended, the "STATEMENT OF RESOLUTION"). The shares of Series H Preferred Stock and Common Stock to be issued upon exchange (the "EXCHANGE SHARES") shall be issued by the Parent once the holder of Preferred Stock to be exchanged tenders the certificates evidencing such shares of Preferred Stock to the Company for cancellation.

     2. EXERCISE PRICE. Each share of Preferred Stock shall be exchangeable into either (a) one share of Series H Preferred Stock or (ii) that number of shares of Common Stock contemplated by the Statement of Resolution and the Letter Agreement.

     3. DELIVERY OF STOCK CERTIFICATES ON EXCHANGE. The exchange of the Preferred Stock shall be deemed to have been effected at such time or times as set forth in the Statement of Resolution. At such time, the person or persons in whose name or names any certificate or certificates for Exchange Shares shall be issued upon such exchange shall be deemed to have become the holder or holders of record of the shares of the applicable Exchange Shares. As soon as practicable after the exchange of Preferred Stock for Exchange Shares, and in any event within ten days thereafter, the Parent at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of, and delivered to the exchanging holder, a certificate or certificates for the number of fully paid and nonassessable Exchange Shares to which such holder shall be entitled upon such exchange. Unless the Exchange Shares have been registered under the Securities Act of 1933, such securities, when issued, shall have the appropriate legend, in addition, in the case of the Series H Preferred Stock, such certificate shall bear a legend noting that the Series H Preferred Stock is subject to the Omnibus and Release Agreement.

     4. NOTICES. Any notice, consent or other communication to be given under this Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service, or (d) delivered by telex or facsimile transmission, as follows:

If to the Parent or Company                 GulfWest Energy Inc. or
                                            GulfWest Oil & Gas Company
                                            480 N. Sam Houston Parkway
                                            East Suite 300
                                            Houston, Texas 77060
                                            Attn: President
                                            Fax: (281) 260-8488

or at such other address as may be designated by the parties from time to time in accordance with this Section 4. Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given five business days after mailing. Notices delivered by telex or facsimile transmission shall be deemed given upon receipt by the sender of the answerback (in the case of a telex) or transmission confirmation (in the case of a facsimile transmission).

     5. AMENDMENTS AND WAIVERS. This Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only by written agreement of the Parent and the Company.

     6. GOVERNING LAW; JURISDICTION; VENUE. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in Houston, Texas in connection with any action relating to this Agreement.

     7. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     8. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement constitutes the entire agreement between the parties about its subject and supersedes all prior agreements. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

     9. CAPTIONS; REFERENCES. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

     10. THIRD PARTY BENEFICIARIES. The holders of the Preferred Stock shall be the express third party beneficiaries of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written

                     PARENT:

                                     GULFWEST ENERGY INC.



                                     By:      _________________________________
                                     Its:     _________________________________



                    COMPANY:

                                     GULFWEST OIL & GAS COMPANY


                                     By:      _________________________________
                                     Its:     _________________________________

                                    EXHIBIT B

                          OMNIBUS AND RELEASE AGREEMENT


         This OMNIBUS AND RELEASE AGREEMENT (the "AGREEMENT"), dated as of February 28, 2005, is entered into by and among OCM GW Holdings, LLC, a Delaware limited liability company ("HOLDINGS"), GulfWest Energy Inc., a Texas corporation (the "COMPANY"), and those Shareholders of the Company set forth on the signature page hereto (each a "SHAREHOLDER" and collectively the "SHAREHOLDERS").

                                    RECITALS

          A. Holdings and the Company have entered into a Subscription Agreement of even date herewith (the "SUBSCRIPTION AGREEMENT"), pursuant to which Holdings has agreed to purchase 81,000 shares of the Company's Series G Convertible Preferred Stock, par value $0.01 per share (the "SERIES G PREFERRED STOCK").

          B. As of the date hereof, the Shareholders are the record owners and Beneficial Owners of that number of shares of Series H Convertible Preferred Stock, par value $0.01 per share, as set forth in SCHEDULE I.

          C. As a condition to its willingness to enter into the Subscription Agreement, Holdings has required that each Shareholder agree, and to induce Holdings to enter into the Subscription Agreement, each Shareholder is willing to agree, to, among other things, the release of the certain persons and entities and restrictions on the disposition of their H Shares (as defined) and Common Stock as set forth herein.

          D. The Company is granting certain registration rights to the Shareholders.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations and warranties herein contained, and intending to be legally bound hereby, Holdings and the Shareholders hereby agree as follows:

     11. DEFINITIONS. Undefined capitalized terms in this Agreement are defined in the Subscription Agreement. For purposes of this Agreement:

          A. "BENEFICIALLY OWN," "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" with respect to any securities means having voting power or investment power with respect to such securities (as determined pursuant to Rule 13d-3(a) under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

          B. "BONA FIDE OFFER" means any bona fide offer to acquire shares of H Shares (whether in the form of a purchase of shares of H Shares, merger, consolidation, exchange, business combination, recapitalization or otherwise) made by an unrelated Person which has the demonstrable financial ability to consummate such a transaction.

          C. "H SHARES" means shares of the Series H Convertible Preferred Stock of the Company, par value $.001. References to a person's or entity's H Shares shall include any H Shares Beneficially Owned by such Shareholder or any H Shares acquired by a Shareholder after the date hereof without any further action on the part of the Shareholders or Holdings, including acquisitions: (i) by purchase or by any other means of acquiring Beneficial Ownership; and (ii) in connection with any stock dividend and distribution and any shares into which or for which any or all of the Series H
     Convertible  Preferred  Stock  (or any class  thereof)  may be  changed  or exchanged as may be appropriate to reflect any stock dividend or distribution, or any change in the Series H Convertible Preferred Stock (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like.

          D. "OAKTREE PARTIES" means Oaktree Capital Management, LLC, Holdings, OCM Principal Opportunities Fund III, L.P., OCM Principal Opportunities Fund IIIA, L.P. and each of their respective Permitted Transferees and affiliates.

          E. "PERMITTED TRANSFEREE" means, with respect to a Person, (i) any general partner or managing member of such Person, or (ii) any partnership, limited partnership, limited liability company, corporation or other entity organized, formed or incorporated and managed or controlled by such Person, its general partner or managing member as a vehicle for purposes of making investments.

     12. NO OWNERSHIP INTEREST. Nothing contained in this Agreement will be deemed to vest in Holdings any direct or indirect ownership or incidents of ownership of or with respect to securities of the Company of which any Shareholder is a record owner or Beneficial Owner. All rights, ownership and economic benefits of and relating to such securities will remain and belong to such Shareholder, and Holdings will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct such Shareholder in the voting of any of such securities, except as otherwise expressly provided herein.

     13. COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each Shareholder hereby represents, warrants and covenants to Company, severally and not jointly, as follows:

          A. OWNERSHIP. As of the date hereof, such Shareholder is the record owner and Beneficial Owner of the number of issued and outstanding H Shares set forth in SCHEDULE I with respect to such Shareholder. Except as contemplated by SECTION 9(I) with respect to such Shareholder's spouse, if any, such Shareholder has the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all H Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          B. POWER; BINDING AGREEMENT. If such Shareholder is an individual, such Shareholder has the legal capacity, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. If such Shareholder is an entity, it is an entity duly organized, created or formed, validly existing and in good standing under the laws of its jurisdiction of organization, creation or formation, such Shareholder has the power and authority to perform all of such Shareholder's obligations under the Agreement, and the performance of all of such Shareholder's obligations under this Agreement have been duly authorized by all requisite entity action. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general equitable principles). There is no beneficiary or Shareholder of a voting trust certificate or other interest of any trust of which such Shareholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby.

          C. NO CONFLICTS. As of the date of this Agreement, except for filings under the Exchange Act, if applicable, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound, (ii) require any consent, authorization or approval of any person or entity or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Shareholder or any H Shares.

          D. RESTRICTION ON TRANSFERS. Except as otherwise contemplated by this Agreement, such Shareholder will not:

                           (i) from and  after  the date of this  Agreement  and
                  ending at such time as such Shareholder no longer is a record owner or Beneficial Owner of any H Shares, directly or indirectly, enter into any swap, option, future, forward or other similar agreement that transfers, in whole or in part, any of the economic consequences of ownership of any H Shares or the Company's Class A Common Stock, par value $0.001 per share (the "COMMON STOCK") (the "COVERED SECURITIES"), whether any such transaction is to be settled by delivery of any security, in cash or otherwise; PROVIDED, HOWEVER, that such Shareholder may sell shares of Common Stock to the extent not prohibited by the foregoing;

                           (ii) from and after  the date of this  Agreement  and
                  until the second anniversary of the date hereof, directly or indirectly without the written consent of Holdings, with respect to any H Shares, offer for sale, sell, announce the intention to sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to, any H Shares, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any H Shares, including pursuant to a Bona Fide Offer;

                           (iii)  enter  into  any   agreement  or   arrangement
                  providing  for any of the actions  described  in clause (i) or
                  (ii) above until expiration of the applicable time period set forth therein;

                           (iv) take any action that would reasonably be expected to have the effect of preventing or disabling such Shareholder from performing such Shareholder's obligations under this Agreement; or

                           (v) request that Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any H Shares, or Common Stock to be delivered pursuant to a transaction in violation of clause (i) above, except as otherwise contemplated hereby.

          E. STOP TRANSFER ORDER. Each Shareholder consents to the entry of a stop transfer order with the transfer agent or agents of Company's securities against the transfer of such Shareholder's H Shares except in compliance with this Agreement or, if the Company is its own transfer agent with respect to any H Shares or Common Stock, refusal by the Company to transfer any such H Shares or Common Stock to be delivered pursuant to a transaction in violation of SECTION 3(D)(I), except in compliance with this Agreement.

          F. FURTHER ASSURANCES. From time to time, at Holding's reasonable request and without further consideration, such Shareholder will perform such further acts and execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     14. RIGHT OF FIRST REFUSAL.

          A. Subject to the terms and conditions in this SECTION 4, on and after the second anniversary of the date the first H Share is issued to such Shareholder (immediately following the lapse of the restrictions set forth in SECTION 3(D)(II)), each Shareholder hereby grants to Holdings (or such Oaktree Party designated by Holdings) (the "RIGHTS SHAREHOLDER") a right of first refusal with respect to offers to purchase its H Shares.

          B. Each time each such Shareholder receives a Bona Fide Offer, such Shareholder (the "RFR SELLING SHAREHOLDER") will allow the Rights Shareholder to purchase such H Shares subject to the Bona Fide Offer (the "RFR CAPITAL STOCK") in accordance with the following provisions:

                         (i) Such RFR Selling Shareholder shall deliver a notice
                    by certified mail (the "OFFER NOTICE") to the Rights Shareholder stating (i) it has received from a third party a bona fide offer to acquire such RFR Capital Stock, (ii) the number of shares of RFR Capital Stock proposed to be acquired by such third party, and (iii) the per share price and terms, if any, upon which such third party proposes to acquire such RFR Capital Stock.

                         (ii) By written notification received by the RFR Selling Shareholder within 20 days after giving of the Offer Notice (the "OFFER PERIOD"), the Rights Shareholder may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that number of shares of RFR Capital Stock as that proposed to be acquired from the RFR Selling Shareholder and set forth in the Offer Notice.

                         (iii) In the  notice  of  election  made by the  Rights
                    Shareholder pursuant to paragraph (ii) above, the Rights Shareholder shall state whether it has agreed to purchase all the RFR Capital Stock set forth therein or a lesser number, and if a lesser number, how many shares.

                         (iv) Any notice by the Rights  Shareholder  to purchase
                    RFR Capital Stock shall be binding on the Rights Shareholder except to the extent otherwise provided in this SECTION 4.

                         (v) With respect to those  shares of RFR Capital  Stock
                    that are not subscribed by the Rights Shareholder, (a) the RFR Selling Shareholder shall have 60 days following the expiration of the Offer Period to sell or enter into an agreement to sell such RFR Capital Stock to the third party that so offered to purchase such RFR Capital Stock at a price not less than, and upon terms no more favorable to such third party than those specified in the Offer Notice,
                    (b) if the Rights Shareholder has exercised its right to purchase less than all RFR Capital Stock pursuant to this
                    SECTION 4 it shall not be obligated to consummate such purchase unless and until any remaining shares of RFR Capital Stock set forth in the Offer Notice not elected to be purchased by the Rights Shareholder have actually been sold in accordance with the terms set forth in the Offer Notice, in which event a closing with respect to both the purchase by such Rights Shareholder and such third party shall occur simultaneously, and (c) the proposed third party transferee must agree in writing to be bound by the terms and provisions of this Agreement as a Shareholder. If the Company does not sell such RFR Capital Stock referred to in the Offer Notice within such 60 day period or the agreement entered into with respect to such RFR Capital Stock within such 60 day period is not consummated within 30 days of the execution thereof, the RFR Selling Shareholder shall not thereafter issue or sell any H Shares without first again offering such securities to the Rights Shareholder in the manner provided above.

     15. SHAREHOLDER CAPACITY. If such Shareholder is an officer or director of the Company, such Shareholder does not make any agreement or understanding herein in such Shareholder's capacity as a director or officer of Company. Such Shareholder executes this Agreement solely in such Shareholder's capacity as a record owner and/or Beneficial Owner of Company securities and nothing herein will limit or affect any actions taken by such Shareholder or any designee of such Shareholder in such Shareholder's capacity as an officer or director of Company or any of its subsidiaries to comply with his fiduciary obligations as an officer or director of Company.

     16. OAKTREE PARTIES. For administrative convenience, any notice or other communication to any Oaktree Party shall be deemed given, subject to SECTION 9(C), upon delivery to the care of Oaktree Capital Management, LLC, and any right or obligation of any Oaktree Party may be exercised or discharged, as applicable, by Oaktree Capital Management, LLC on behalf any or all Oaktree Parties

     17. RELEASE.

          A. Each Shareholder, on behalf of such Shareholder and each of such Shareholder's affiliates and all of their respective heirs, representatives, successors, and assigns, hereby releases and forever discharges each Releasee from any and all liabilities, claims, demands, debts and causes of action, whether known or unknown, suspected or unsuspected, contingent, unmatured or inchoate, both at law and in equity, which such Shareholder or any of such Shareholder's affiliates or any of their respective heirs, representatives, successors or assigns now has, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing or on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the Closing Date including any rights to indemnification or reimbursement from the Company or any of its subsidiaries, whether pursuant to their respective organizational documents, contract or otherwise and whether or not relating to actions pending on, or asserted after, the Closing; provided, however, that nothing contained herein will operate to release any obligations of the Company or any Oaktree Party arising under this Agreement or the Statement of Resolution governing the H Shares.

          B. Each Shareholder hereby irrevocably covenants to refrain from, directly or indirectly, asserting any cause of action, or commencing, instituting or causing to be commenced, any action, of any kind against any Releasee, based upon any matter purported to be released hereby.

          C. "RELEASEE" or "RELEASEES" means each of the Company, its subsidiaries, the Oaktree Parties and each of their respective officers, directors, managers, employees, advisors, attorneys, agents, Shareholders, controlling persons, representatives and affiliates, including in each case those persons and entities currently in such positions and any persons or entities put in such positions as a result of the transactions contemplated hereby, and each of their respective heirs, successors and assigns.

     18. PIGGYBACK REGISTRATION RIGHTS.

          A. RIGHT TO INCLUDE REGISTRABLE SECURITIES. At any time the Company proposes for any reason to register any of its Common Stock under the Securities Act, either for its own account or for the account of a securityholder of the Company exercising demand registration rights other than pursuant to a Registration Statement on Forms S-4 or S-8 (or similar or successor forms) (a "PROPOSED REGISTRATION"), the Company shall promptly give written notice of such Proposed Registration to all of the Shareholders holding Registrable Securities (which notice shall be given not less than 20 days before the expected effective date of the Company's Registration Statement) and shall offer such Shareholders the right to request inclusion of any of such Shareholder's Registrable Securities in the Proposed Registration. The rights to piggyback registration may be exercised an unlimited number of occasions.

          B. PIGGYBACK PROCEDURE. Each Shareholder shall have ten days from the date of receipt of the Company's notice referred to in SECTION 8(A) to deliver to the Company a written request specifying the number of Registrable Securities such Shareholder intends to sell and such Shareholder's intended method of disposition. Any Shareholder may withdraw such Shareholder's request for inclusion of such Shareholder's Registrable Securities in any Registration Statement pursuant to this SECTION 8 by giving written notice to the Company of such withdrawal; PROVIDED, HOWEVER, that the Company may ignore a notice of withdrawal made within 24 hours of the time the Registration Statement is to become effective. Subject to
     SECTION 8(D), the Company shall use its reasonable best efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, HOWEVER, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it withdraws or ceases proceeding with the registration of all other securities originally proposed to be registered. If the Proposed Registration is, in whole or in part, an underwritten public offering of securities of the Company, any request under this SECTION 8(B) shall specify that the Registrable Securities be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through underwriters under such registration.

          C. PRIORITY FOR PIGGYBACK REGISTRATION. Notwithstanding any other provision of this SECTION 8, if the managing underwriter of an underwritten public offering determines and advises the Company that the inclusion of all Registrable Securities proposed to be included by the Participating Shareholders in the underwritten public offering would materially and adversely interfere with the successful marketing of the Company's securities, then the Participating Shareholders may not include any Registrable Securities in excess of the amount, if any, of Registrable Securities which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the Company. The Company must include in such Registration Statement, as to each Participating Shareholder, only a portion of the Registrable Securities such Participating Shareholder has requested be registered equal to the ratio which such Participating Shareholder's requested Registrable Securities bears to the total number of Registrable Securities requested to be included in such Registration Statement by all Participating Shareholders who have requested that their Registrable Securities be included in such Registration Statement. Pursuant to the foregoing provision, the securities to be included in a registration initiated by the Company shall be allocated:

                         (i) first, to the Company;

                         (ii) second, to any others  requesting  registration of
                    securities of the Company pursuant to demand registration rights;

                         (iii) third to persons or entities exercising registration rights under the Shareholders Rights Agreement of the Company, dated the date hereof, as amended from time to time; and

                         (iv) fourth, to the Participating Shareholders and others having the right to include securities in such Registration Statement.

If as a result of the provisions of this SECTION 8(C), any Participating Shareholder may not include all of its Registrable Securities in a registration that such Shareholder has requested to be so included, such Participating Shareholder may withdraw such Participating Shareholder's request to include Registrable Securities in such Registration Statement.

               D. REGISTRATION PROCEDURES. The Company shall use its best efforts to effect the registration and sale of the Registrable Securities in accordance with the intended method of distribution thereof as promptly as possible, and in connection with any such request, the Company shall, as expeditiously as possible:

                         (i) PREPARATION OF REGISTRATION STATEMENT; EFFECTIVENESS. Prepare and file with the SEC a Registration Statement on any form on which the Company then qualifies, which counsel for the Company shall deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof (except that the Registration Statement shall contain such information as may reasonably be requested for marketing or other purposes by the managing underwriter), and use its best efforts to cause any registration required hereunder to become effective as soon as practicable after the initial filing thereof and remain effective until all Registrable Securities have been sold in accordance with the methods of distribution set forth in the Registration Statement;

                         (ii) 10B-5 NOTIFICATION. Promptly notify in writing the
                    Participating Shareholders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold pursuant to the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in the Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and file it with the SEC (in any event no later than ten days following notice of the occurrence of such event to each Participating Shareholder, the sales or placement agent and the managing underwriter) so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                         (iii) NOTIFICATION OF STOP ORDERS; SUSPENSIONS OF QUALIFICATIONS AND EXEMPTIONS. Promptly notify in writing the Participating Shareholders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold of the issuance by the SEC of (A) any stop order issued or threatened to be issued by the SEC or
                    (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and the Company agrees to use its best efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction at the earliest practicable date;

                         (iv) AMENDMENTS AND SUPPLEMENTS.  Prepare and file with
                    the SEC such amendments, including post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable time period required hereunder and, if applicable, cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the
                    Securities Act and the Exchange Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented;

                         (v) BLUE SKY. Use its reasonable best efforts to, prior
                    to any public offering of the Registrable Securities, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Shareholder or underwriter may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Participating Shareholder or underwriter requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Participating Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities;

                         (vi) OTHER  APPROVALS.  Use its reasonable best efforts
                    to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Participating Shareholders and underwriters to consummate the disposition of Registrable Securities;

                         (vii) AGREEMENTS. Enter into customary agreements (including any underwriting agreements in customary form), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;

                         (viii) SEC COMPLIANCE,  EARNINGS STATEMENT. Comply with
                    all applicable rules and regulations of the SEC and make available to its Shareholders, as soon as reasonably practicable, but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                         (ix)   CERTIFICATES,    CLOSING.    Provide   officers'
                    certificates and other customary closing documents;

                         (x) NASD. Cooperate with each Participating Shareholder
                    and each underwriter participating in the disposition of such Registrable Securities and underwriters' counsel in connection with any filings required to be made with the NASD;

                         (xi) LISTING. Use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and if not so listed, to be listed on the NASD automated quotation system;

                         (xii) TRANSFER  AGENT,  REGISTRAR AND CUSIP.  Provide a
                    transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of such registration; and

                         (xiii) BEST EFFORTS. Use its reasonable best efforts to
                    take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

          E. SELLER INFORMATION. The Company may require each Participating Shareholder as to which any registration of such Shareholder's Registrable Securities is being effected to furnish to the Company with such information regarding such Participating Shareholder and such Participating Shareholder's method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. If a Participating Shareholder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the Registration Statement, the Company may exclude such Participating Shareholder's Registrable Securities from the Registration Statement if the Company provides such Participating Shareholder with an opinion of counsel to the effect that such information should be included in the Registration Statement and such Participating Shareholder continues thereafter to withhold such information. The exclusion of a Participating Shareholder's Registrable Securities shall not affect the registration of the other Registrable Securities to be included in the Registration Statement.

          F. NOTICE TO DISCONTINUE. Each Participating Shareholder whose Registrable Securities are covered by the Registration Statement filed pursuant to this Agreement agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in SECTION 8(D)(II) or 8(D)(III), such Participating Shareholder shall forthwith discontinue the disposition of Registrable Securities until such Participating Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by SECTION 8(D)(II) or 8(D)(III) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus, and, if so directed by the Company in the case of an event described in SECTION 8(D)(II) or 8(D)(III), such Participating Shareholder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Participating Shareholder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice.

          G. REGISTRATION EXPENSES. Except as otherwise provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Participating Shareholders of such Registrable Securities pro rata on the basis of the number of shares so registered.

     H. INDEMNIFICATION.

                         (i) INDEMNIFICATION BY THE COMPANY. The Company agrees,
                    notwithstanding termination of this Agreement, to indemnify and hold harmless to the fullest extent permitted by applicable law, each Shareholder, each of its directors, officers, employees, advisors, agents and general or limited partners (and the directors, officers, employees, advisors and agents thereof), their respective Affiliates and each

                    Person who  controls  (within the meaning of the  Securities
                    Act or the Exchange Act) any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter (collectively, "SHAREHOLDER INDEMNIFIED PARTIES") from and against any and all losses, claims, damages, expenses (including, reasonable costs of investigation and fees, disbursements and other charges of counsel and experts and any amounts paid in settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) or other liabilities (collectively, "LOSSES") to which any such Shareholder Indemnified Party may become subject under the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arising out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement, prospectus or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading, or (ii) any violation by the Company of the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise incident to any registration, qualification or compliance and in any such case, the Company will promptly reimburse each such Shareholder Indemnified Party for any legal expenses and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or investigation or proceeding (collectively, a "CLAIM"). Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholder Indemnified Parties and shall survive the transfer of Registrable Securities by such Shareholder Indemnified Parties.

                         (ii) INDEMNIFICATION BY SHAREHOLDERS. In connection with any proposed registration in which a Shareholder is participating pursuant to this Agreement, each such Shareholder shall furnish to the Company in writing such information with respect to such Shareholder as the Company may reasonably request or as may be required by law for use in connection with the Registration Statement or prospectus or preliminary prospectus to be used in connection with such registration and each Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, partners, employees, advisors and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons to the same extent as the foregoing indemnity from the Company to the Shareholders as set forth in SECTION 8(H)(I) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Shareholder expressly for use therein; PROVIDED, HOWEVER, that, unless such liability is directly caused by such Shareholder's willful or intentional misconduct, the liability of any such Shareholder under this SECTION 8(H)(II) shall be limited to the amount of the net proceeds received by such Shareholder in the offering giving rise to such liability. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholder Indemnified Parties (except as provided above) and shall survive the transfer of Registrable Securities by such Shareholder.

                         (iii)  CONDUCT  OF  INDEMNIFICATION   PROCEEDINGS.  Any
                    person or entity entitled to indemnification hereunder (the "INDEMNIFIED PARTY") agrees to give prompt written notice to the indemnifying party (the "INDEMNIFYING PARTY") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; PROVIDED, HOWEVER, that, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party may participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party may employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action reasonably believe that the representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct. In the case of clause (ii) above and (iii) above, the Indemnifying Party may not assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party may, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such Claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

                         (iv) CONTRIBUTION.  If the indemnification provided for
                    in this SECTION 8(H) from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party's and Indemnified Party's relative intent, knowledge, access to information and opportunity to correct or prevent such action; PROVIDED, HOWEVER, that, unless such liability is directly caused by such Shareholder's willful or intentional misconduct, the liability of any such Shareholder under this
                    SECTION 8(H)(IV) shall be limited to the amount of the net proceeds received by such Shareholder in the offering giving rise to such liability. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in SECTIONS 8(H)(I), 8(H)(II), or 8(H)(III), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                         The parties  hereto agree that it would not be just and
                    equitable if contribution pursuant to this SECTION 8(H)(IV) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this SECTION 8(H)(IV).

     I. RULE 144 AND RULE 144A; OTHER EXEMPTIONS. The Company shall use its commercially reasonable efforts to (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and
(ii) take such further action as each Shareholder may reasonably request (including providing any information necessary to comply with Rule 144), all to the extent required from time to time to enable such Shareholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 under the Securities Act, as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the written request of a Shareholder, the Company shall deliver to the Shareholder a written statement as to whether it has complied with such requirements.

     J. CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. No Shareholder may participate in the Registration Statement hereunder unless such Shareholder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and agrees to sell such Shareholder's Registrable Securities on the basis provided in any underwriting agreement approved by the Shareholder or Shareholders entitled hereunder to approve such arrangements; PROVIDED, HOWEVER, that no such Shareholder shall be required to make any representations or warranties to the Company or the underwriters in connection with any such registration other than representations and warranties as to (i) such Shareholder's ownership of its Registrable Securities to be sold or transferred, (ii) such Shareholder's power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested. Such Shareholders of Registrable Securities to be sold by such underwriters may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Shareholders and that any or all of the conditions precedent to the obligations of the underwriters under the underwriting agreement be conditions precedent to the obligations of the Shareholders.

     K. RESTRICTIONS ON PUBLIC SALE BY SHAREHOLDERS. If requested by the lead managing underwriter with respect to any firm underwriting public offering in which Shareholders are permitted to participate hereunder, each Shareholder of Registrable Securities agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during a period of not more than 180 days after any firm underwriting public offering of Common Stock of the Company, commencing on the effective date of the Registration Statement (the "LOCK-UP Period"), unless expressly authorized to do so by the lead managing underwriter; provided, however, that if any other Shareholder of securities of the Company is subject to a shorter period or receives more advantageous terms relating to the Lock-Up Period, then the Lock-Up Period shall be such shorter period and also on such more advantageous terms. Notwithstanding the foregoing, the Shareholders shall not be required to sign lock-up agreements unless other Persons permitted to include securities on such Registration Statement and all of the Company's directors and executive officers have signed substantially similar lock-up agreements with the managing underwriters. Any such lock-up agreements signed by the Shareholders shall contain reasonable and customary exceptions.

     L. TRANSFER OF REGISTRATION  RIGHTS. The rights of a Shareholder under this
SECTION 8 may not be transferred or assigned in connection with a transfer of Registrable Securities.

     M. AMENDMENT. The provisions of this SECTION 8 may be waived or amended by the agreement of Shareholders holding a majority of the Registrable Securities.

     N. DEFINITIONS. For this SECTION 8:

"CLAIM" is defined in SECTION 8(H)(I).

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

"INDEMNIFIED PARTY" is defined in SECTION 8(H)(III).

"INDEMNIFYING PARTY" is defined in SECTION 8(H)(III).

"LOSSES" is defined in SECTION 8(H)(I).

"NASD" means the National Association of Securities Dealers, Inc.

"PARTICIPATING SHAREHOLDERS" means Shareholders participating, or electing to participate, in an offering of Registrable Securities.

"PROPOSED REGISTRATION" is defined in SECTION 8(A).

"REGISTRABLE SECURITIES" means any shares of Common Stock held by Shareholder as listed as Registrable Securities on Schedule I and any shares of Common Stock issued to a Shareholder as a dividend on H Shares, including any resulting shares issued, by virtue of the effect of antidilution provisions or combination, merger, consolidation or other similar event; PROVIDED, HOWEVER, that shares of Common Stock that are considered to be Registrable Securities shall cease to be Registrable Securities (i) upon the sale thereof pursuant to an effective registration statement, (ii) upon the first anniversary of the date of the issuance of such shares or (iii) when such securities cease to be outstanding.

"REGISTRATION EXPENSES" means all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, SECTION 8, including, (i) SEC, stock exchange, NASD and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses,
(iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, any expenses arising from any special audits or "comfort letters" required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vi) all internal expenses of the Company (including, all salaries and expenses of its officers and employees performing legal or accounting duties), (vii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, over-the-counter market or Nasdaq and (viii) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether the Registration Statement filed in connection with such registration is declared effective. "Registration Expenses" shall not include fees, charges and disbursements of any firm of counsel to any Participating Shareholders.

"REGISTRATION STATEMENT" means the registration statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers shares of Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to the Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

"SEC" or "COMMISSION" means the United States Securities and Exchange
Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

"SELLING EXPENSES" means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Participating Shareholders.

"SHAREHOLDER INDEMNIFIED PARTIES" is defined in SECTION 8(H)(I).

     19. MISCELLANEOUS.

          A. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

          B. AMENDMENT; WAIVER. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of Shareholders holding a majority of the H Shares governed by this Agreement at the relevant time and Holdings; provided that no amendment may be made to SECTION 7 or the provisions of SECTION 9 affecting such Section without the consent of each affected Releasee. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. Notwithstanding the foregoing, Shareholders holding a majority of the H Shares governed by this Agreement at the relevant time and Holdings may waive the performance of a party to this Agreement; provided that no such waiver shall affect any Shareholders obligations under SECTION 7 or the provisions of SECTION 9 affecting such Section without the consent of each affected Releasee.

          C. NOTICES. Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery,
     (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two days after deposit with a nationally-recognized courier or overnight service such as Federal Express, or (d) five days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:

                           (i) If to Holdings:

                           c/o Oaktree Capital Management, LLC
                           333 South Grand Avenue, 28th Floor
                           Los Angeles, California 90071
                           Attention: B. James Ford
                           Telecopier: (213) 830-6394

                           with a copy to (which does not constitute notice):

                           Akin Gump Strauss Hauer & Feld LLP
                           1111 Louisiana Street, 44th Floor
                           Houston, Texas 77002
                           Phone: (713) 220-5800
                           Fax: (713) 236-0822
                           Attn:  Julien Smythe

                           (ii) If to a Shareholder:

               To the name and address beside such Shareholder's name on the signature page hereto.

          D. SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court, governmental body, arbitrator not to be enforceable in accordance with its terms, the parties agree that the court, governmental body, arbitrator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

          E. CONSTRUCTION. The parties hereto have jointly participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will also be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context otherwise requires. The words "include," "includes" and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has breached, will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

          F. ARBITRATION. Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement or in any way relating to the subject matter of this Agreement or the relationship between the parties hereto created by this Agreement, involving the parties hereto or their respective representatives ("DISPUTES") even though all or some of the Disputes allegedly are extra-contractual in nature, whether such Disputes sound in contract, tort or otherwise, at law or in equity, under state, provincial or federal law, for damages or any other relief will be resolved as follows: first, each affected Shareholder and representatives of Holdings will meet to attempt to resolve such Dispute. If the Dispute cannot be resolved by agreement of the affected parties hereto, any such party may at any time make a written demand for binding arbitration of the Dispute in accordance with this Section provided that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes; and provided further that resolution of Disputes with respect to claims by third Persons will be deferred until any judicial proceedings with respect thereto are concluded. Subject to the provisions of this Section, such Shareholder(s) and Holdings will agree upon the rules of the arbitration prior to the arbitration and based upon the nature of the Dispute; provided that to the extent that the parties hereto cannot agree on the rules of the arbitration, then the Commercial Arbitration Rules of the American
     Arbitration Association in effect on the date hereof, and except as the applicable rules are modified by this Agreement, will apply. As a minimum set of rules in the arbitration the parties hereto agree as follows:

               (i) To the extent the claims asserted are in excess of $4.0 million, the arbitration will be held before a panel of three arbitrators consisting of one arbitrator selected by Shareholder(s), the other selected by Holdings, and the third then selected by those two arbitrators (such third arbitrator to be neutral). If agreement cannot be reached on a third arbitrator within 30 days of the need therefor, the Chief Judge of the U.S. District Court for the Southern District of Texas shall appoint an arbitrator. If the claims asserted are less than $4.0 million, the Chief Judge of the U.S. District Court for the Southern District of Texas shall appoint a sole arbitrator. All arbitrators shall be attorneys with at least ten years experience in oil and gas transactions.

               (ii) The arbitrator(s) will deliver their decision in writing within 20 days after the termination of the arbitration hearings.

               (iii) The non-prevailing party will bear the costs and fees of the arbitration.

               (iv) The arbitrator(s) final decision will be in writing but will not specify the basis for their decision, the basis for the damages award or the basis of any other remedy. The arbitrator(s)' decision will be considered as a final and binding resolution of the disagreement, will not be subject to appeal and may be entered as an order in any court of competent jurisdiction in the United States; PROVIDED that this Agreement confers no power or authority upon the arbitrator(s) (i) to render any decision that is based on clearly erroneously findings of fact, (ii) that manifestly disregards the law, or (iii) that exceeds the powers of the arbitrator(s), and no such decision will be eligible for confirmation. Each party hereto agrees to submit to the jurisdiction of any such court for purposes of the enforcement of any such order. No party will sue the other except for enforcement of the arbitrator(s)' decision if any other party is not performing in accordance with the arbitrator(s)' decision. The provisions of this Agreement will be binding on the arbitrator(s).

               (v)  Any   arbitration   proceeding   will  be   conducted  on  a
          confidential basis.

               (vi) Any arbitration proceeding shall be held in Houston, Texas.

               (vii) Any arbitration proceeding, including discovery, shall be conducted in accordance with the Texas Rules of Civil Procedure and the Texas Rules of Evidence.

          G. REMEDIES CUMULATIVE. The parties shall have all remedies for breach of this Agreement available to them as provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to any other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that, in the event any action or proceeding is brought in equity or to enforce the same, no party will urge, as a defense, that there is an adequate remedy at law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

          H. NO THIRD PARTY BENEFICIARIES. Except as otherwise set forth in this Agreement, all representations, warranties, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement; provided that the Releasees are expressly made third party beneficiaries of this Agreement.

          I. SPOUSE. Each Shareholder and his spouse, if any, by their execution of this Agreement, (a) evidence that they are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property or similar marital property interest in the securities of the Company that they may now or hereafter own and (b) agree that termination of their marital relationship for any reason shall not have the effect of removing any such securities otherwise subject to this Agreement from coverage hereof. Each Shareholder further agrees that he shall cause his spouse (and any subsequent spouse), if any, to execute and deliver a Joinder Agreement in the form of EXHIBIT A.

          J. GOVERNING LAW. This Agreement and the performance of the transactions and the obligations of the parties hereunder will be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

          K. DESCRIPTIVE HEADINGS. The section and subsection headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

          L. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. If a Shareholder listed on the signature page hereto does not execute this Agreement, this Agreement shall not be binding against such Shareholder but shall be binding against those Shareholders who do execute the Agreement.

          M. SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

          N. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other agreement or document to be executed or delivered pursuant hereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

          O. ADJUSTMENTS FOR STOCK SPLITS, ETC. Wherever in this Agreement there is a reference to a specific number of units or shares of any Company security of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or stock dividend on the outstanding shares of such class or series of stock.

          P. TERMINATION. SECTIONS 3(D)-(F) and 4 will terminate as to a Shareholder without any action of any party hereto on the later of (i) two years from the date the first H Share was issued and (ii) such time as all of such Shareholder's H Shares have converted into Common Stock. Holdings may terminate Sections 3(d)-(f) and 4 at any time as to any or all party(ies) by giving ten days written notice to the other parties hereto.
     SECTION 7 and the provisions of SECTION 9 affecting such section may not be terminated without the consent of each person affected, including the third party beneficiaries thereof.

          Q. MERGER. The parties acknowledge that it is intended that the Company merge into a Delaware corporation in connection with the transactions contemplated by the Subscription Agreement. This Agreement shall survive such merger and shall apply to such Delaware corporation and its capital stock without any further action on the part of the parties. Each Shareholder agrees to vote in favor such merger.

          R. LETTER AGREEMENT. Each Shareholder is party to the Letter Agreement dated April 22, 2004, by and among the Company, Gulfwest Oil & Gas Company and the other signatories thereto. Each Shareholder agrees to exercise no rights under such agreement. In addition, to the extent requested by the Company, each Shareholder will execute consents, amendments and waivers to such agreement to effect the transactions contemplated hereby. Notwithstanding the foregoing, the Company and the Shareholders agree that, as provided in the Letter Agreement, the Company will keep the shelf Registration Statement on Form S-1 (SEC Registration No. 333-116048) effective and current under the Securities Act of 1933, as amended, at its expense until December 8, 2006.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Shareholders and Holdings on the day and year first written above.


                                    GULFWEST ENERGY INC.



                                    By:
                                    -----------------------------------
                                    Name:
                                    Title:



                                    OCM GW HOLDINGS, LLC


                                    By:
                                    -----------------------------------
                                    Name:
                                    Title:


                                    SHAREHOLDERS

                                    PETRO CAPITAL ADVISORS

                                    By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                    XMEN, LLC

                                    By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                    BARRY S. COHN REVOCABLE TRUST

                                    By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                    BARGUS PARTNERSHIP

                                    By:
                                    -----------------------------------
                                    Name:
                                    Title:

                                    ------------------------------------
                                    Patrick Parker


                                    ------------------------------------
                                    Douglas Moreland


                                    ------------------------------------
                                    Bruce Goldstein


                                    ------------------------------------
                                    Edwin J. Haggerty

                                   STAR-TEX TRADING CO.

                                   By:
                                      ----------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE I


----------------------------------------------------------------------------
               SHAREHOLDER      H SHARES        REGISTRABLE SECURITIES
----------------------------------------------------------------------------

   Petro Capital Advisors         1,000                   75,000
----------------------------------------------------------------------------

   Patrick Parker                   600                   45,000
----------------------------------------------------------------------------

   Douglas Moreland               1,000                   75,000
----------------------------------------------------------------------------

   Xmen, LLC                      1,200                   90,000
----------------------------------------------------------------------------

   Bruce Goldstein                   40                    3,000
----------------------------------------------------------------------------

   Barry S. Cohn Rev. Trust         150                   11,250
----------------------------------------------------------------------------

   Bargus Partnership               500                   37,500
----------------------------------------------------------------------------

   Edwin J. Haggerty                260                   19,500
----------------------------------------------------------------------------

   Star-Tex Trading Co.             200                   15,000
----------------------------------------------------------------------------

                                    EXHIBIT A

                                JOINDER AGREEMENT


         This Joinder Agreement (this "JOINDER AGREEMENT") is executed by the undersigned spouse ( "SPOUSE") of ___________ ("SHAREHOLDER") pursuant to the terms of that Share Transfer Restriction and Right of First Refusal Agreement among OCM GW Holdings, LLC ("HOLDINGS") and the Shareholders set forth on the signature page thereto (as may be amended from time to time, the "AGREEMENT"). By the execution of this Joinder Agreement, Spouse agrees as follows:

1. JOINDER. Spouse hereby agrees to be bound by the terms and conditions of the Agreement to the same extent as if Spouse had executed the Agreement as an original party thereto. Nothing contained herein shall be deemed to relieve Shareholder from any liability or obligation incurred thereunder.

2. REPRESENTATIONS AND WARRANTIES. The covenants, representations and warranties set forth in SECTIONS 3 and 4 of the Agreement are incorporated herein MUTATIS MUTANDIS, and Spouse hereby makes and agrees to such covenants, representations and warranties as of the date of this Joinder Agreement (except as to the first sentence of SECTION 3(A) where Shareholder represents and warrants as to both record ownership and Beneficial Ownership, to the extent Spouse may not have record ownership, or become record owner of, securities of the Company owned of record or that would be owned of record by Shareholder).

3. NOTICE. Any notice required as permitted by the Agreement shall be given to the Spouse at the address listed below Spouse's signature below.

4. DEFINITIONS. Undefined capitalized terms in this Joinder Agreement are defined in the Agreement.

5. COUNTERPARTS. This Joinder Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

6. GOVERNING LAW. This Joinder Agreement shall be governed by the laws of the State of Texas, without reference to the principles of conflicts of law thereof.

EXECUTED AND DATED this _____ day of __________, 200_.


                                    [SPOUSE]


                                                     By:____________________
                                                           Name:
                                    Address:
                                   Attention:
                                    Telecopy:

Agreed to and accepted by Holdings:

OCM GW HOLDINGS, LLC


By:
   ---------------------------------
     Name:
     Title:


Agreed to and accepted by the Company:

GULFWEST ENERGY INC.


By:
   ---------------------------------
     Name:
     Title:

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer as of the 28th of February, 2005.

                                                     GULFWEST OIL & GAS COMPANY



                                                     By: ______________________
                                      Name:
                                     Title: